REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement")dated as of August 20,
1999  among  FiNET.COM,   INC.,  a  Delaware  corporation  (the  "Company")  and
LOWESTRATE.COM, INC., a Pennsylvania corporation ("Lowestrate").

                               W I T N E S S T H:

     WHEREAS, the Company has issued or is obligated to issue, subject to certain terms and conditions, an aggregate of 1,400,000 shares of its common stock (the "Shares") in connection with the sale by Lowestrate of certain of its assets to the Company; and

     WHEREAS, the parties desire to provide for the registration with the Securities and Exchange Commission (the "SEC") of the Shares for resale.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the parties agree as follows:

     1.  Registration of Stock. The Company shall file with the SEC within seven
(7) business days from the date hereof and thereafter shall use its best efforts to cause to be declared effective within ninety (90) days from the date hereof a registration statement on the appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Shares, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (the "Shelf Registration Statement"). The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of the Shares for a period ending on (i) the earlier of (x) October 1, 2001, (y) the expiration of the period following the Closing after which Rule 144(k) under the Securities Act becomes available to the holders of the Shares or (z) in the event the Company has at any time suspended the use of the prospectus contained in the Shelf Registration Statement pursuant to this paragraph, the date beyond the earlier of the periods referred to in clauses (x) and (y) that reflects an additional period of days equal to the number of days during all of the periods from and including the dates the Company gives notice of such suspension pursuant to this paragraph to and including the date when the holders of the Shares receive an amended or supplemented prospectus necessary to permit resales of Shares under the Shelf Registration Statement or to and including the date on which the Company gives a resumption notice or (ii) such time as all of the Shares covered by the Shelf Registration Statement have been sold under the Shelf Registration Statement or pursuant to Rule 144 (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of Shares covered thereby not being able to offer and sell Shares during that period, unless such action, in the opinion of the Company after consulting with legal counsel, is required by applicable law. Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2. Indemnification. In the event that Shares are included in a registration statement under this Agreement, the Company will indemnify and hold harmless Lowestrate and the holders of the Shares and each other person, if any, who controls Lowestrate within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Lowestrate or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement pursuant to which the Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Company to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse Lowestrate and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of Lowestrate specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 that the Company shall have received an undertaking satisfactory to it from Lowestrate to indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in this Section 2), each director of the Company, each officer who shall sign such registration statement, and any persons who control the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement. Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this Section 2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

     3. Binding Provisions. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, personal representatives and successors. In the event of a merger or consolidation in which the Company is not the survivor, the Company or the purchaser, as the case may be, shall assign and transfer, and successor shall assume, the provisions of this Agreement.

     4. Transfer of Registration Rights. The rights granted to Lowestrate by the Company under this Agreement may be assigned by Lowestrate to any transferee or assignee of a minimum of 30,000 of the Shares, provided that the Company is given written notice by Lowestrate at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the Shares with respect to which such registration rights are being assigned.

     5. Expenses of Registration. All expenses incurred by the Company in connection with any registration pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

     6. Miscellaneous.

          (a) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (b) Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c) Waiver; Requirement of Writing. This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights under this Agreement, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

          (d) Notices. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by prepaid cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, cabled or telecopied, or if mailed, ten days after mailing (two business days in the case of express mail or overnight courier service), as follows:

          If to Lowestrate:

                Lowestrate.com, Inc.
                700 West Germantown Pike, Suite 100
                East Norriton, Pennsylvania 19403
                     Attn: Mr. Robert J. Ross

                with a copy to:

                Duane, Morris & Heckscher LLP
                4200 One Liberty Place
                Philadelphia, Pennsylvania 19103-7396
                     Attention: David C. Toner, Esq.

          If to the Company:

                FiNet.com, Inc.
                3021 Citrus Circle, Suite 150
                Walnut Creek, California  94598
                     Attention: Mr. Mark L. Korell, Chairman and Chief Executive Officer

                with a copy to:

                D. Allen Malmuth, Esq.
                FiNet.com, Inc.
                3021 Citrus Circle, Suite 150
                Walnut Creek, California  94598

                and

                Severson & Werson
                One Embarcadero Center, Suite 2600
                San Francisco, California 94111
                     Attention: Roger S. Mertz, Esq.

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

     7. Dispute Resolution.

          (a) Any controversy, dispute or claim (whether lying in contract or tort) between or among the parties arising out of or related to this Agreement shall be submitted to arbitration in accordance with this Section 7.

          (b) Each such controversy, dispute or claim submitted by a party to arbitration shall be heard by an arbitration panel composed of three arbitrators, in accordance with the following provisions. The Company and Lowestrate shall each appoint one arbitrator within fifteen days after the matter has been submitted to arbitration. If any party fails to appoint its arbitrator within such fifteen day period, any party may apply to the American Arbitration Association (the "AAA") to appoint an arbitrator on behalf of the party that has failed to appoint its arbitrator. The two arbitrators appointed by, or on behalf of, the parties shall jointly appoint a third arbitrator, who shall chair the arbitration panel (the "Chairman"). If the arbitrators appointed by, or on behalf of, the parties do not succeed in appointing a Chairman within fifteen days after the latter of the two arbitrators appointed by, or on behalf of, the parties has been appointed, the Chairman shall, at the request of either party, be appointed by the AAA. If for any reason an arbitrator is unable to perform his or her function, he or she shall be replaced, and a substitute shall be appointed in the same manner as the arbitrator replaced.

          (c) Except as otherwise stated in this Agreement, arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. In any arbitration proceeding hereunder (i) proceedings shall, unless otherwise agreed by the parties, be held in San Francisco, California; if initiated by Lowestrate, and Philadelphia, Pennsylvania, if initiated by the Company (ii) the arbitration panel shall have no power to award punitive damages; and (iii) the decision of a majority of the arbitrators (or the Chairman if there is no such majority) shall be final and binding on the parties to this Agreement and shall be enforceable in any court specified in Section 7(f) below. The parties hereby waive any rights to appeal or to review of such decision by any court or tribunal and also waive any objections to such enforcement. THE PARTIES HEREBY AGREE TO WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED TO ARBITRATION UNDER THIS AGREEMENT.

          (d) Notice preliminary to, in conjunction with, or incident to any arbitration proceeding may be sent to the parties by registered or certified mail (return receipt requested) at the address set forth in Section 6(d), and personal service is hereby waived.

          (e) No provision of this Section 7 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off or to obtain provisional, equitable or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

     8. Applicable Law; Consent to Jurisdiction. This Agreement will be construed and interpreted in accordance with and governed by the internal laws of the State of Delaware without regard to conflicts of laws principles. Each of the parties irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of California or the Commonwealth of Pennsylvania and of the United States of America located in the City and County of San Francisco or in the City of Philadelphia, as the case may be, for entry and enforcement of any award resulting from any arbitration proceeding pursuant to Section 7.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers there unto duly authorized, as of the date first above written.

                               Company:

                                       FiNet.com, Inc.

                                       By:  /s/ Mark L. Korell
                                          ------------------------------------
                                       Its:  Chairman and CEO

                                       By:
                                          -----------------------------------
                                       Its:


                                 Seller:

                                        Lowestrate.com, Inc.

                                        By:  /s/ Robert J. Ross
                                          -----------------------------------
                                        Its:  President

                                        By____________________________
                                        Its ________________